Sub-Item 77O: Transactions Effected Pursuant To Rule 10f-3

Name of Fund:   Goldman Sachs Income Builder Fund (formerly, Goldman
Sachs Balanced Fund)
Name of Underwriter or Dealer Purchased From:   Morgan Stanley & Co.
Inc.
Names of Underwriting Syndicate Members:   Goldman Sachs & Co.; HSBC
Securities; Morgan Stanley & Co. Inc.; RBS Securities Inc.; CIBC World Markets; Commerz Markets LLC; US Bancorp Investments Inc.
Name of Issuer:   Ford Motor Credit Company LLC
Title of Security:   F 2 3/4 05/15/15
Date of First Offering:   5/10/2012
Dollar Amount Purchased:   200,000
Number of Shares or Par Value of Bonds Purchased:   200,000
Price Per Unit:   100.00
Resolution Approved:   Approved at the August 15-16, 2012 Board
Meeting.*

Name of Fund:   Goldman Sachs Income Builder Fund (formerly, Goldman
Sachs Balanced Fund)
Name of Underwriter or Dealer Purchased From:   RBC Capital Markets LLC
Names of Underwriting Syndicate Members:   Citigroup Global Markets
Inc.; RBC Capital Markets LLC; Wells Fargo Securities LLC; Barclays Capital, Inc.; DNB Markets; Goldman Sachs & Co.; Merrill Lynch Pierce Fenner & Smith, Inc.; Mitsubishi UFJ Securities USA Inc.; Morgan Stanley & Co. Inc.
Name of Issuer:   Rowan Companies Inc.
Title of Security:   RDC4 7/8 06/01/22
Date of First Offering:   5/16/2012
Dollar Amount Purchased:   99,333
Number of Shares or Par Value of Bonds Purchased:   100,000
Price Per Unit:   99.333
Resolution Approved:   Approved at the August 15-16, 2012 Board
Meeting.*

Name of Fund:   Goldman Sachs Income Builder Fund (formerly, Goldman
Sachs Balanced Fund)
Name of Underwriter or Dealer Purchased From:   HSBC Securities
Names of Underwriting Syndicate Members:   BNP Paribas Securities
Corp.; Citigroup Global Markets Inc.; Deutsche Bank Securities Inc.; Goldman Sachs & Co.; HSBC Securities; JP Morgan Securities, Inc.; Merrill Lynch Pierce Fenner & Smith, Inc.; RBS Securities Corp.; Banca Caboto SPA; Barclays Capital, Inc.; BMO Capital Markets Corp.; BNY Mellon Capital Markets LLC; China International Capital Corp H; Commerz Markets LLC; Mitsubishi UFJ Securities USA Inc.; RBC Capital Markets; Santander Investment Securities I; SMBC Nikko Capital Markets Ltd/L; Standard Chartered Bank (US); UniCredit Capital Markets Inc. Williams Capital Group LP
Name of Issuer:   United Technologies Corp.
Title of Security:   UTX4 1/2 06/01/42
Date of First Offering:   5/24/2012
Dollar Amount Purchased:   98,767
Number of Shares or Par Value of Bonds Purchased: 100,000
Price Per Unit:   98.767
Resolution Approved:   Approved at the August 15-16, 2012 Board
Meeting.*

Name of Fund:   Goldman Sachs Income Builder Fund (formerly, Goldman
Sachs Balanced Fund)
Name of Underwriter or Dealer Purchased From:   HSBC Securities
Names of Underwriting Syndicate Members:   BNP Paribas Securities
Corp.; Citigroup Global Markets Inc.; Deutsche Bank Securities Inc.; Goldman Sachs & Co.; HSBC Securities; JP Morgan Securities, Inc.; Merrill Lynch Pierce Fenner & Smith, Inc.; RBS Securities Corp.; Banca Caboto SPA; Barclays Capital, Inc.; BMO Capital Markets Corp.; BNY Mellon Capital Markets LLC; China International Capital Corp. H; Commerz Markets LLC; Mitsubishi UFJ Securities USA Inc.; RBC Capital Markets; Santander Investment Securities Inc.; SMBC Nikko Capital Markets Ltd.; Standard Chartered Bank (US); UniCredit Capital Markets Inc.; Williams Capital Group LP
Name of Issuer:   United Technologies Corp.
Title of Security:   UTX4 1/2 06/01/42
Date of First Offering:   5/24/2012
Dollar Amount Purchased:   98,767
Number of Shares or Par Value of Bonds Purchased: 100,000
Price Per Unit:   98.767
Resolution Approved:   Approved at the August 15-16, 2012 Board
Meeting.*

Name of Fund:   Goldman Sachs Income Builder Fund (formerly, Goldman
Sachs Balanced Fund)
Name of Underwriter or Dealer Purchased From:   Bank of America Merrill
Lynch
Names of Underwriting Syndicate Members:   BNP Paribas Securities
Corp.; Citigroup Global Markets Inc.; Deutsche Bank Securities Inc.; Goldman Sachs & Co.; HSBC Securities; JP Morgan Securities, Inc.; Bank of America Merrill Lynch; RBS Securities Inc.; Banca IMI; Barclays Capital, Inc.; BMO Capital Markets Corp.; BNY Mellon Capital Markets LLC; China International Capital Corp.; Commerz Markets LLC; Mitsubishi UFJ Securities USA Inc.; RBC Capital Markets LLC; Santander Investment Securities; SMBC Nikko Capital Markets Ltd.; Standard Chartered Bank; UniCredit Capital Markets Inc.; Williams Capital Group LP
Name of Issuer:   United Technologies Corp.
Title of Security:   UTX 3.1 06/01/22
Date of First Offering:   5/24/2012
Dollar Amount Purchased:   99,923
Number of Shares or Par Value of Bonds Purchased:   100,000
Price Per Unit:   99.923
Resolution Approved:   Approved at the August 15-16, 2012 Board
Meeting.*

Name of Fund:   Goldman Sachs Income Builder Fund (formerly, Goldman
Sachs Balanced Fund)
Name of Underwriter or Dealer Purchased From:   Bank of America Merrill
Lynch
Names of Underwriting Syndicate Members:   Bank of America Merrill
Lynch; Barclays Capital, Inc.; Citigroup Global Markets Inc.; Goldman Sachs & Co.; JP Morgan Securities Inc.
Name of Issuer:   General Electric Capital Corp.
Title of Security:   GE  Var 12/15/49
Date of First Offering:   6/7/2012
Dollar Amount Purchased:   100,000
Number of Shares or Par Value of Bonds Purchased:   100,000
Price Per Unit:   100.00
Resolution Approved:   Approved at the August 15-16, 2012 Board
Meeting.*

Name of Fund:   Goldman Sachs Income Builder Fund (formerly, Goldman
Sachs Balanced Fund)
Name of Underwriter or Dealer Purchased From:   Citigroup Global
Markets Inc.
Names of Underwriting Syndicate Members:   Barclays Capital, Inc.; BNP
Paribas Securities Corp.; Citigroup Global Markets Inc.; RBC Capital Markets; ANZ Securities; CastleOak Securities LP; Drexel Hamilton LLC; HSBC Securities; ING Financial Markets; Lloyds Securities Inc.; Mizuho Securities USA Inc.; Nabsecurities LLC; Nomura Securities International; Samuel A Ramirez & Co Inc.; Santander Investment Securities; Scotia Capital USA Inc.; SMBC Nikko Capital Markets Ltd.; Standard Chartered Bank (US); Williams Capital Group LP; Citigroup Global Markets Inc.; Goldman Sachs & Co.
Name of Issuer:   American International Group
Title of Security:   AIG4 7/8 06/01/22
Date of First Offering:   6/26/2012
Dollar Amount Purchased:   101,942
Number of Shares or Par Value of Bonds Purchased:   100,000
Price Per Unit:   101.942
Resolution Approved:   Approved at the August 15-16, 2012 Board
Meeting.*


* Resolution adopted at the Meeting of the Board of Trustees on August 15-16, 2012:

RESOLVED, that, in reliance upon the written report provided by Goldman Sachs Asset Management, L.P. ("GSAM") to the Trustees, all purchases made during the calendar quarter ended June 30, 2012 by the Trust on behalf of its Funds of instruments during the existence of underwriting or selling syndicates, under circumstances where Goldman, Sachs & Co. or any of its affiliates is a member of the syndicate, were effected in compliance with the procedures adopted by the Trustees pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended (the "1940 Act").